CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 (the “Amendment”) on Form N-14 of:
(i) our reports dated February 17, 2010, relating to the financial statements and financial highlights which appear in the December 31, 2009 Annual Report to Shareholders of
•	Invesco Conservative Allocation Fund (formerly known as AIM Conservative Allocation Fund),

•	Invesco Growth Allocation Fund (formerly known as AIM Growth Allocation Fund),

•	Invesco Moderate Allocation Fund (formerly known as AIM Moderate Allocation Fund),

•	Invesco Moderately Conservative Allocation Fund (formerly known as AIM Moderately Conservative Allocation Fund),

•	Invesco Moderate Growth Allocation Fund (formerly known as AIM Moderate Growth Allocation Fund),

•	Invesco Balanced-Risk Retirement 2010 Fund (formerly known as AIM Balanced-Risk Retirement 2010 Fund),

•	Invesco Balanced-Risk Retirement Now Fund (formerly known as AIM Balanced-Risk Retirement Now Fund), seven of the portfolios constituting AIM Growth Series (Invesco Growth Series), which is also incorporated by reference into the Amendment.
We also consent to the references to us under the headings “Financial Highlights,” in the prospectuses and “Other Service Providers” in the statements of additional information which are incorporated by reference into the Amendment.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, Texas
January 3, 2011